Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion in the Registration Statement on Form S-3 of Insituform Technologies, Inc. of our report dated March 31, 2006, with respect to the consolidated statements of income and undistributed earnings, and cash flows of The Bayou Companies, L.L.C. and Subsidiaries for the year ended December 31, 2005.  We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ UHY LLP

St. Louis, Missouri
January 31, 2009